UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	02-23322	93-1034484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1100 NW Wall Street
Bend, Oregon 97703
(Address of principal executive offices)
(Zip Code)

(877) 617-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)    On January 24, 2017, Chris Casciato, a director of Cascade Bancorp (the “Company”) and Bank of the Cascades (the “Bank”) since 2011, notified the Company of his decision to resign from the Board of Directors of each of the Company and the Bank, effective immediately. Mr. Casciato was the designated board representative of Lightyear Capital LLC (“Lightyear”), a private equity investor in the Company, pursuant to the terms of that certain Amended and Restated Securities Purchase Agreement, dated January 28, 2011, between the Company and Lightyear.

Mr. Casciato’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASCADE BANCORP

By:    /s/ Gregory D. Newton
Gregory D. Newton
EVP/Chief Financial Officer

Date:    January 26, 2017